SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the
Securities Exchange Act of 1934
(Amendment No.    )

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THE ROBERT MONDAVI CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Filed by The Robert Mondavi Corporation pursuant to Rule 14a-12 of the Securities and Exchange Act

     The following is the text of an e-mail sent to all employees of The Robert Mondavi Corporation on October 6, 2004, by Greg Evans, the Company’s Chief Executive Officer:

Title: Announcement from Robert Mondavi Winery

Today, David Francke, Vice President of Robert Mondavi Winery Sales and Marketing, and Glenn Workman, Director of Production, introduced the Robert Mondavi Winery team to Jean-Michel Valette, our new President & Managing Director of Robert Mondavi Winery. Additionally, in this meeting, it was that announced that Tim Mondavi will be continuing on as a Consulting Winegrower, specifically for Robert Mondavi Winery. While Tim will continue to be involved in maintaining the style and legacy of Robert Mondavi Winery wines as a consultant, he will leave his full-time position in order to pursue other opportunities, which he said may include joining or forming an investor group to pursue ownership of wine-related assets.

We have discussed our desire to bring in a seasoned executive to help manage our core luxury asset. In Jean-Michel, we found a leader with an incredible pedigree from both wine and consumer products companies. A Master of Wine, Jean-Michel’s experience includes senior roles at Franciscan Estates where he served as President and CEO and at Hambrecht & Quist. He sits on the board of directors for companies including Peet’s Coffee & Tea, Inc. where he serves and will continue as Chairman of the Board.

Jean-Michel’s talent, experience, and in-depth knowledge of the Napa Valley will be invaluable as we take steps to protect and enhance the unique position of Robert Mondavi Winery. Both Glenn and David Francke will report to Jean-Michel.

Working in partnership with Genevieve Janssens and her team, Tim will be an ongoing advocate for the philosophy and style of the wines of Robert Mondavi Winery.

We believe that these moves are symbolic of our commitment to protect and enhance the unique position of Robert Mondavi Winery and its impressive team. Please join me in welcoming Jean-Michel. We are enthusiastic about the future course of Robert Mondavi Winery.

Important Information For Investors And Shareholders

     In connection with the proposed recapitalization plan, The Robert Mondavi Corporation will file a combined proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the "SEC"). INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE RECAPITALIZATION PLAN AND RELATED MATTERS. INVESTORS AND SHAREHOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT/PROSPECTUS AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THE COMPANY BY DIRECTING A REQUEST TO THE COMPANY'S INVESTOR RELATIONS DEPARTMENT AT 841 LATOUR COURT, NAPA, CA 94558; TELEPHONE (707) 251-4850; E-MAIL MOND@ROBERTMONDAVI.COM.

     The Company and its directors, executive officers, certain members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's shareholders in connection with the proposed recapitalization plan is set forth in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2004 filed with the SEC on September 10, 2004 and proxy statement for its 2003 annual meeting of shareholders filed with the SEC on October 28, 2003. Additional information regarding such persons and a description of their direct and indirect interests in the recapitalization plan will be set forth in the proxy statement/prospectus when it is filed with the SEC.

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